Exhibit 99.1

BioSpecifics to be Acquired by Endo Pharmaceuticals

- All cash transaction at $88.50 per share totaling $658 million in equity value -

WILMINGTON, DE – October 19, 2020 – BioSpecifics Technologies Corp. (NASDAQ: BSTC) announced today that it has entered into a definitive merger agreement under which Endo International plc (NASDAQ: ENDP) will acquire BioSpecifics for an estimated equity value of approximately $658.0 million ($540.0 million in enterprise value net of cash on hand), or $88.50 per share, in cash. The transaction was unanimously approved by both BioSpecifics’ and Endo’s Boards of Directors and is anticipated to close during the fourth quarter of 2020.

“BioSpecifics Technologies Corp. pioneered the development of collagenase-based therapies, which has resulted in a robust injectable collagenase (CCH) portfolio, consisting of XIAFLEX® to treat the vast number of diseases and medical conditions caused by the excess accumulation of collagen and Qwo™ for the treatment of cellulite,” said Joseph Truitt, Chief Executive Officer of BioSpecifics.

“Today’s announcement marks a great outcome for all BioSpecifics stakeholders, and is the result of the Company’s successful value creation strategy executed by the management team and the Board of Directors. The Company has worked tremendously hard to deliver this excellent result and is grateful for the abiding support of its employees, partners and shareholders,” said Jennifer Chao, Chairman of the Board of Directors.

Terms of the Agreement

Under the terms of the merger agreement, Endo, through a wholly-owned subsidiary, will commence an all-cash tender offer for all outstanding shares of BioSpecifics common stock at a price of $88.50 per share. The closing of the tender offer will be subject to a number of conditions, including that a majority of BioSpecifics’ shares are tendered in the tender offer, the expiration of the waiting period under antitrust laws and other customary closing conditions.

Promptly following the completion of the tender offer, Endo’s acquisition subsidiary will be merged into BioSpecifics, with any remaining shares of BioSpecifics common stock to be canceled and converted into the right to receive consideration of $88.50. The merger agreement includes a remedy of specific performance and is not subject to a financing condition.

Advisors

Centerview Partners LLC acted as the exclusive financial advisor to BioSpecifics and Morgan, Lewis & Bockius LLP is serving as legal counsel.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a commercial-stage biopharmaceutical company. The Company discovered and developed a proprietary form of injectable collagenase (“CCH”), which is currently marketed by the Company’s partner, Endo, as XIAFLEX® in North America for the treatment of Dupuytren’s contracture and Peyronie’s disease. Endo announced that it received FDA approval of CCH for the treatment of moderate to severe cellulite in the buttocks of adult women; Qwo™ is expected to be available commercially in the U.S. starting in the first half of 2021. The CCH research and development pipeline includes several additional potential indications including adhesive capsulitis and plantar fibromatosis. For more information, please visit www.biospecifics.com.

About Endo International plc

Endo International plc (NASDAQ: ENDP) is a specialty pharmaceutical company committed to helping everyone they serve live their best life through the delivery of quality, life-enhancing therapies. Endo’s decades of proven success come from a global team of passionate employees collaborating to bring the best treatments forward. Together, Endo boldly transforms insights into treatments benefiting those who need them, when they need them. Endo has global headquarters in Dublin, Ireland and U.S. headquarters in Malvern, Pennsylvania. For more information, please visit www.endo.com.

Additional Information and Where to Find It

The tender offer referenced in this communication has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of the Company nor is it a substitute for any tender offer materials that Endo, the Endo acquisition subsidiary, or the Company will file with the U.S. Securities and Exchange Commission (the “SEC”). The solicitation and the offer to buy the shares of BioSpecifics common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal, and other related materials that Endo intends to cause its acquisition subsidiary to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Endo, Purchaser, and the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.biospecifics.com. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.

The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available free of charge at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting the Company or Endo, as applicable. Copies of the documents filed with the SEC by the Company, including the Solicitation/Recommendation Statement on Schedule 14D-9, will be available free of charge on the Company’s internet website at https://investors.biospecifics.com/investors/financials/sec-filings/default.aspx.

Forward-Looking Statements

The statements included above that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would,” or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the planned completion and timing of the transactions contemplated by the Merger Agreement, the intent, belief, and current expectations of the Company and members of its senior management team and Board of Directors, potential indications, research and development plans, indications in development, and the occurrence and timing of the commercial launch of Qwo™. Risks and uncertainties that could cause results to differ from expectations include: (i) uncertainties as to the timing of the tender offer by Endo and the subsequent merger; (ii) the risk that the tender offer or the subsequent merger may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Company’s stockholders tendering their shares in the tender offer; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the tender offer or the subsequent merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations, or restrictions placed on such approvals); (vi) the occurrence of any event, change, or other circumstance that could give rise to the termination of the merger agreement; (vii) the effect of the announcement or pendency of the transactions contemplated by the merger agreement on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the transactions contemplated by the merger agreement may result in significant costs of defense, indemnification, and liability; (x) other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; (xi) transaction costs; (xii) actual or contingent liabilities; (xiii) adverse impacts on business, operating results or financial condition in the future due to pandemics, epidemics or outbreaks, such as COVID-19; and (xiv) risks and uncertainties pertaining to the Company’s business, including, without limitation, the risks and uncertainties detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Report on Form 10-Q for the period ended June 30, 2020, and its other filings with the SEC, as well as the tender offer materials to be filed by Endo and the Endo acquisition subsidiary and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by the Company in connection with the tender offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law.

IR Contact:

Stern Investor Relations, Inc.

Sarah McCabe

sarah.mccabe@sternir.com

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